EXHIBIT 6B

                              INDEMNITY AGREEMENT

         This Indemnity Agreement ("Agreement") is entered into as of this ____ day of ________, 1997 among AmericasBank Corp., Towson, Maryland ("Corporation"), a Maryland corporation and the proposed holding company of AmericasBank (in formation), Towson Maryland ("AmericasBank"), AmericasBank, and Rushmore Trust and Savings, FSB, Bethesda, Maryland ("Indemnified Party").

                              W I T N E S S E T H:

         WHEREAS, Corporation and AmericasBank have requested from Indemnified Party certain financial and other information with respect to Indemnified Party ("Information") for inclusion in the registration statement (the "Registration Statement") to be filed by Corporation under the Securities Act of 1933, as amended ("Securities Act");

         WHEREAS, Indemnified Party desires indemnification for it and its officers, directors, agents, servants, employees and each person, if any, who controls Indemnified Party within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (collectively, the "Indemnified Party's Agents"), from any claims and liabilities that may arise from the provision of the Information.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the undersigned hereby agree as follows:

         1. Indemnification of Indemnified Party and Indemnified Party's Agents. Corporation and AmericasBank, jointly and severally, shall indemnify Indemnified Party and Indemnified Party's Agents against, and agrees to hold Indemnified
Party and Indemnified Party's Agents harmless from and reimburse Indemnified Party and Indemnified Party's Agents for, any and all damage, loss, liability, cost and expense, including without limitation attorneys' fees, (collectively, "Damages") incurred, suffered or paid by Indemnified Party or Indemnified Party's Agents under the Securities Act, state "blue sky" laws or otherwise, by reason of the use of Information provided by Indemnified Party to Corporation

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and  AmericasBank  in  the  Registration  Statement;   provided,  however,  that
Corporation and AmericasBank shall not be subject to any such obligations or covenants to the extent any of the Damages arise as a result of, or are related to, a material breach by Indemnified Party of any of its representations,
warranties  or  covenants   contained  in  the  Branch  Agreement,   the  Branch
Modification Agreement, the Loan Agreement or the Loan Modification Agreement (as such terms are defined below). Indemnified Party's right to indemnity hereunder is not limited by any claims or rights that it may have against AmericasBank under either the Branch Purchase and Assumption Agreement dated May 31, 1996 ("Branch Agreement"), and the related Modification Agreement dated _______________, 1997 ("Branch Modification Agreement"), or the Loan Purchase and Assumption Agreement dated May 31, 1996 ("Loan Agreement"), and the related Modification Agreement dated ___________, 1997 ("Loan Modification Agreement"), all between AmericasBank and Indemnified Party. Similarly, nothing in this
Agreement  shall  limit  any  claims  or  rights  that  either   Corporation  or
AmericasBank may have against Indemnified Party under the Branch Agreement, the Branch Modification Agreement, the Loan Agreement or the Loan Modification Agreement. Notwithstanding anything to the contrary contained in this Agreement, Corporation and AmericasBank shall have no obligation to indemnify, hold harmless or reimburse Indemnified Party or Indemnified Party's Agents pursuant to this Agreement in the event the Damages arise as a result of, or are related to, an intentional or reckless misrepresentation contained in this Information.

         2.       Notice; Mitigation.

                  (a) Whenever any claim shall arise for indemnification hereunder, Indemnified Party shall notify AmericasBank within 30 days after Indemnified Party has actual knowledge of the facts constituting the basis for such claim. Indemnified Party shall also so notify AmericasBank within 15 days after commencement of any legal proceedings with respect to such claim. The omission to provide such notification to AmericasBank shall not relieve
AmericasBank from any liability that it may have to Indemnified Party to the extent AmericasBank is not prejudiced as a result of such omission.

                  (b) To the extent reasonably practicable, Indemnified Party shall mitigate any Damages incurred or suffered by it for which indemnification is claimed hereunder. Any expenditures,

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costs and  expenses  in  connection  with such  mitigation  shall be  considered additional Damages and shall be subject to indemnification pursuant to this Agreement.

         3.       Defense.

                  (a) If the facts giving rise to any indemnification hereunder shall involve any actual or threatened claim, proceeding or demand by any person other than a party hereto or its successors assigns (a "third party") against Indemnified Party or any possible claim by Indemnified Party against any third party, then AmericasBank shall be entitled, upon its election, by written notice given to Indemnified Party within 30 days after the date on which notice of the claim or demand is given to AmericasBank (without prejudice to the right of Indemnified Party to participate at its expense through counsel of its own choosing), to assume the defense or prosecution of such claim, proceeding or demand resulting therefrom at its expense through counsel of its own choosing. If AmericasBank assumes the defense or prosecution of any claim, proceeding or demand, it shall take all steps reasonably necessary in the defense, prosecution or settlement thereof. AmericasBank shall not, in the defense or prosecution of such claim, proceeding or demand, except with the written consent of Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving to Indemnified Party by the third party of an unconditional release from all liability in respect of such claim or litigation. Indemnified Party shall cooperate in the defense of prosecution of such action or proceeding.

                  (b) If AmericasBank shall not assume the defense or prosecution of any such claim proceeding or demand, Indemnified Party may defend against or prosecute such action, proceeding or demand in such manner as it may deem appropriate and may settle such claim, proceeding or demand, after giving written notice thereof to AmericasBank, on such terms as Indemnified Party may deem appropriate.

                  (c) AmericasBank shall indemnify Indemnified Party against and hold it harmless from any and all Damages resulting from or arising out of any such settlement or any judgment in connection with any such claim proceeding or demand.


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                  (d) If by reason of the  claim,  proceeding  or demand of such third party, a mortgage, lien, pledge, charge, claim, security interest, attachment, garnishment, execution of encumbrance or any kind ("Lien") is placed upon any of the property or assets of Indemnified Party, then AmericasBank, if it desires to exercise its right to defend or prosecute such claim, proceeding or demand, shall furnish a satisfactory indemnity bond to obtain the prompt release of such Lien.

         4. Payment. Each amount determined to be payable by AmericasBank hereunder shall be paid, in cash, to Indemnified Party within 30 days after the date on which AmericasBank receives written notice of the amount of such indemnity, as finally determined in accordance with the terms hereof. Each such notice shall contain a reasonably detailed itemization of the damages, expenses, costs and liabilities comprising the indemnity, certified to be true and correct by the Indemnified Party or its legal representative.

         5. Representations and Warranties of Corporation and AmericasBank. Corporation and AmericasBank, jointly and severally, expressly represents and warrants as follows:

                  (a) The execution, delivery and performance of this Agreement by Corporation and AmericasBank, and the consummation of the transactions contemplated hereby, are within the corporate power of Corporation and AmericasBank, have been duly authorized by all necessary corporate action on the part of Corporation, AmericasBank or its organizers, will not contravene or violate any applicable law or regulation, and will not contravene or constitute a default under any mortgage, indenture, agreement, judgment, injunction, order, decree or other instrument binding on Corporation, AmericasBank or its organizers.

                  (b) This Agreement has been duly executed and delivered by Corporation and AmericasBank and, assuming the due authorization, execution and delivery hereof by Rushmore, constitutes a legal, valid and binding obligation of Corporation and AmericasBank, enforceable in accordance with its terms.

         6. Remedies. Indemnified Party shall have and may exercise all of the rights, powers, privileges and remedies (collectively, "Remedies") contained in this Agreement. No delay by or omission of Indemnified Party to exercise any such Remedies shall impair any

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remedy or be a waiver  of any  event of  default  hereunder,  and any  single or partial exercise of any such Remedies shall not preclude other or further exercise thereof, and no waiver of any such Remedies shall be valid unless in writing signed by Indemnified Party and then only to the extent specifically set forth.

         7. Termination. This Agreement may be terminated only by the prior written agreement of the parties hereto.

         8.  Miscellaneous.

                  (a) This Agreement shall become effective when executed by AmericasBank and delivered to Indemnified Party, shall be binding upon Corporation, AmericasBank and their successors and assigns, and shall inure to the benefit of Indemnified Party and its successors and assigns.

                  (b) Any notice herein required or permitted to be given shall be given in writing by mailing the same by certified or registered mail, postage prepaid, or by telegraph, charges prepaid, addressed (i) if to Indemnified Party, as follows, Rushmore Trust and Savings, FSB, 4918 Fairmont Avenue, Bethesda, Maryland 20814, Attention: Daniel L. O'Connor, III, (ii) if to Corporation or AmericasBank, as follows: J. Clarence Jameson, III, 515 East Joppa Road, Towson, Maryland 21286. Indemnified Party and AmericasBank and any of their respective successors in interest may change the address for service upon it by written notice to Indemnified Party and to each successor in interest who has served note of its interest upon the other parties hereto.

                  (c)  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  (d) This agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of Maryland.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    AMERICASBANK CORP.


                                    By: /s/ J. Clarence Jameson, III
                                        ____________________________________
                                        J. CLARENCE JAMESON, III
                                        Duly Authorized Representative


                                    AMERICASBANK (in formation)


                                    By: /s/ J. Clarence Jameson, III
                                        ____________________________________
                                        J. CLARENCE JAMESON, III
                                        Duly Authorized Representative


                                    RUSHMORE TRUST AND SAVINGS, FSB


                                    By: /s/ Daniel L. O'Connor, III
                                        ____________________________________
                                        DANIEL L. O'CONNOR, III
                                        Duly Authorized Representative

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